EXECUTION VERSION

US$300,000,000

TERM CREDIT AGREEMENT
dated as of October 16, 2025
among
Lennox International Inc.,
as the Borrower,

The Banks Listed Herein

and
Wells Fargo Bank, National Association,
as Administrative Agent

____________________________________

Wells Fargo Securities, LLC,
as Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS

ARTICLE II

THE CREDITS

ARTICLE III

CONDITIONS

SECTION 3.1. Effectiveness........................................................................................................ 38

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

ARTICLE V

COVENANTS

ARTICLE VI

DEFAULTS
SECTION 6.1. Events of Default................................................................................................. 51
SECTION 6.2. Notice of Default.................................................................................................. 53

ARTICLE VII

THE ADMINISTRATIVE AGENT

ARTICLE VIII

CHANGE IN CIRCUMSTANCES

ARTICLE IX

MISCELLANEOUS

Schedule 1.1    -    Term Loan Commitments
Schedule 5.8     -    Existing Indebtedness
Schedule 5.9    -    Existing Liens

Exhibit A    -    Form of Note
Exhibit B    -    Form of Assignment and Assumption
Exhibit C-1    -    Form of Notice of Borrowing
Exhibit C-2    -    Form of Notice of Prepayment
Exhibit C-3    -    Form of Notice of Conversion/Continuation
Exhibit D-1    -    Form of U.S. Tax Compliance Certificate (For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-2    -    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-3    -    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-4    -    Form of U.S. Tax Compliance Certificate (For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)

TERM CREDIT AGREEMENT
TERM CREDIT AGREEMENT dated as of October 16, 2025, among LENNOX INTERNATIONAL INC., a Delaware corporation (the “Borrower”), the BANKS listed on the signature pages hereof and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.
The parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.1.Definitions. The following terms, as used herein, have the following meanings:
“ABR Loan” means a loan made to the Borrower pursuant to Section 2.1 that bears interest at a rate based on the Alternate Base Rate.
“Administrative Agent” means Wells Fargo (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.
“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 9.1(a).
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent to the Borrower or any Bank, as the context requires.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agent Party” has the meaning set forth in Section 9.1(c).
“Agreement” means this Term Credit Agreement, as amended, supplemented or otherwise modified from time to time.
“Agreement Currency” has the meaning set forth in Section 9.12(b).
“Alternate Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) Term SOFR for a one-month tenor in effect on such day plus 1.00%; each change in the Alternate Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Alternate Base Rate be less than 1.00%.
“Ancillary Document” has the meaning set forth in Section 9.9(b).
“Anti-Corruption Laws” means all laws, rules and regulations of the United States of America, the European Union, any European Union member state, the United Kingdom or any other jurisdiction, in each case applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Creditor” has the meaning set forth in Section 9.12(b).
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.
“Arranger” means Wells Fargo Securities, LLC, in its capacity as sole lead arranger and sole bookrunner.
“Assignee” has the meaning set forth in Section 9.6(c).
“Assignment and Assumption” means an assignment and assumption entered into by a Bank and an assignee (with the consent of any party whose consent is required by Section 9.6), and accepted by the Administrative Agent, in the form of Exhibit B or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 8.1(c)(iv).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their respective affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank” means each bank or other financial institution listed on the signature pages hereof, each Assignee that becomes a Bank pursuant to Section 9.6(c) and their respective successors. In the event that any Bank utilizes a branch or Affiliate to make a Loan, the term “Bank” shall include any such branch or Affiliate with respect to such Loan.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Base Rate Margin” has the meaning set forth in Section 2.7(f).
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 8.1(c)(i).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such

Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.1(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.1(c)(i).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any ERISA Affiliate.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code to which Section 4975 of the Internal Revenue Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” means, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person.
“Board” means the Board of Governors of the Federal Reserve System (or any successors).
“Borrower” has the meaning set forth in the preamble hereto.
“Borrower Materials” has the meaning set forth in Section 5.1.
“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.
“Business Day” means any day that (a) is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed and (b) is not a day on which commercial banks in Charlotte, North Carolina are closed.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, in each case subject to Section 1.2.
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Bank or by any commercial bank having combined capital and surplus of not less than US$500,000,000 or with a long-term credit rating of no less than A- by S&P or A3 by Moody’s; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) repurchase obligations of any Bank or of any commercial bank satisfying the requirements of clause (b) of this definition with respect to securities described in clause (a) or (b) of this definition; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority of any such State, commonwealth or territory, the securities of which State, commonwealth, territory, political subdivision or taxing authority, as applicable, are rated at least A- by S&P or A3 by Moody’s; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Bank or any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of money market mutual or similar funds which invest substantially exclusively in assets satisfying the requirements of clauses

(a) through (f) of this definition; (h) money market funds having a long-term rating of AAA by S&P or Aaa by Moody’s and total assets of at least US$1,000,000,000; or (i) in the case of any Foreign Subsidiary, (i) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which such Foreign Subsidiary is organized or is conducting business (or by any agency thereof to the extent such obligations are backed by the full faith and credit of such sovereign nation), in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by S&P or A-2 by Moody’s or carries an equivalent rating from a comparable foreign rating agency or (ii) investments of the type and maturity described in clauses (b) through (h) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were not Continuing Directors; or (c) the occurrence of any “Change in Control” (or similar definition however denominated) with respect to any Material Indebtedness.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Bank by means of electronic communications pursuant to Section 5.01 or 9.01(c), including through a Platform.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the applicability of Section 2.13 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated EBITDA” means, for any period, the total of the following calculated for the Borrower and its Subsidiaries without duplication on a consolidated basis in accordance with GAAP consistently applied for such period: (a) Consolidated Net Income; plus (b) without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of: (i) income and franchise taxes, (ii) Interest Expense, (iii) amortization and depreciation expense, (iv) any non-cash charges or expenses resulting from the application of GAAP that requires a charge against earnings for the impairment of assets (including goodwill), (v) any non-cash charges or expenses that arose in connection with the grant of stock options or other equity based awards to officers, directors, consultants, and employees of the Borrower and its Subsidiaries, (vi) any other non-cash charges or expenses that do not represent an accrual for a future cash expenditure, (vii) any non-recurring charges which relate to the discontinuance of Subsidiary operations, (viii) any non-recurring charges which relate to restructuring and severance activities; provided, that the total cash amount of such charges shall not exceed US$20,000,000 during any four fiscal quarter period, (ix) [reserved], (x) any non-cash loss (or minus any gain) associated with the sale of assets not in the ordinary course of business, (xi) non-recurring loss or other items (or minus any non-recurring gain or income), (xii) any non-cash loss (or minus any non-cash gain) related to financial instrument hedges, (xiii) the cumulative non-cash effects of changes in accounting policies, (xiv) unusual or non-recurring charges or losses, including transaction fees, costs and expenses (including financing fees, financial and other advisory fees, accounting and consulting fees and legal fees) incurred in connection with any acquisitions or dispositions; and (xv) fees and out-of-pocket expenses incurred in connection with or reasonably related to the negotiation, preparation and closing of this Agreement or any other syndicated credit facility, including any fees and out-of-pocket expenses incurred in the negotiation, preparation and closing of any amendment, waiver or consent to this Agreement or any other syndicated credit facility; minus (c) cash payments made in such period related to a non-cash expense (other than with respect to restructuring activities) added to Consolidated Net Income in a previous period. In the event that the Borrower or any Subsidiary shall have completed any Material Acquisition or Material Disposition since the beginning of the relevant period, Consolidated EBITDA shall be determined for such period on a pro forma basis as if such Material Acquisition or Material Disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.
“Consolidated Net Income” means, for any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period, determined in accordance with GAAP.
“Consolidated Total Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as the total assets of the Borrower and its consolidated Subsidiaries in accordance with GAAP.
“Continuing Director” means, as of any date of determination, any member of the applicable board of directors who (a) was a member of the Borrower’s board of directors on the date of this Agreement (the “Current Board”) or (b) was nominated for election, elected or appointed to such board of directors with the approval of majority of the Current Board or their successors so nominated, elected, or appointed who were members of such board of directors at the time of such nomination, election or appointment (either by specific vote or by approval of a proxy statement in which such member named as a nominee for election as a director).
“Covered Entity” means any of (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning set forth in Section 9.20.
“Current Board” has the meaning set forth in the definition of “Continuing Director”.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to such term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Bank” means any Bank, as determined by the Administrative Agent, that shall have, or shall have a Parent that shall have, become the subject of a Bankruptcy Event or a Bail-In Action; provided that a Bank shall not be deemed to be a “Defaulting Bank” solely as a result of the acquisition or maintenance of an ownership interest in such Bank or any Person controlling such Bank by a Governmental Authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank.
“Domestic Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of the United States of America, any State thereof or the District of Columbia.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.1, which date is October 16, 2025.
“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants (including greenhouse gases), contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA; (h) the failure to make any required contribution or payment to any Plan or Multiemployer Plan, or the making of any amendment to any Plan or Benefit Arrangement, which has resulted or would reasonably be expected to result in the imposition of a Lien upon the Borrower or any of its ERISA Affiliates pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or the posting of a bond or other security under ERISA or the Internal Revenue Code; (i) the occurrence of a “prohibited transaction” with respect to which the Borrower or any Subsidiary is a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code) or a “party in interest” (within the meaning of Section 406 of ERISA) with respect to which the Borrower or any such Subsidiary could otherwise be liable; or (j) a Foreign Benefit Event.
“Erroneous Payment” has the meaning set forth in Section 7.14(a).
“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 7.14(d).
“Erroneous Payment Impacted Class” has the meaning set forth in Section 7.14(d).
“Erroneous Payment Return Deficiency” has the meaning set forth in Section 7.14(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning set forth in Section 6.1.
“Excluded Taxes” means, with respect to the Administrative Agent, any Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any Loan Document, (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank, in which its Lending Office is located, or that are imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) any branch profits Taxes imposed by the United States of America or the jurisdiction in which the Borrower is located or any similar Tax imposed by any other jurisdiction in which such recipient is located, (c) in the case of a Bank, any U.S. Federal withholding Tax that is imposed on amounts payable to such Bank with respect to any applicable interest in a Loan pursuant to any law in effect at the time such Bank becomes a party to this Agreement (or designates a new lending office), except to the extent that such Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.15(a), (d) Taxes attributable to a recipient’s failure to comply with Section 2.15(f) or (g) and (e) any withholding Taxes imposed under FATCA.
“FASB” means the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any law, regulation, rule, promulgation or official agreement implementing an official government agreement with respect to the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the NYFRB on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means the Engagement and Fee Letter, dated as of October 1, 2025, among the Borrower, the Arranger and the Administrative Agent in respect of the credit facility provided under this Agreement.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“Fitch” means Fitch Ratings, Inc.
“Floor” means 0.00%.
“Foreign Bank” means, with respect to the Borrower, any Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is located for tax purposes.

For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Benefit Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by the Borrower or any of its Subsidiaries under applicable law on account of the complete or partial termination of such Foreign Plan or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of liability by the Borrower or any of its Subsidiaries.
“Foreign Plan” means each plan, fund (other than a trust or funding vehicle maintained exclusively by a Governmental Authority) or similar program not subject to ERISA or the Code which is an “employee benefit plan” (as defined in Section 3(3) of ERISA) maintained or contributed to by the Borrower or any of its Subsidiaries outside the United States primarily for the benefit of employees of the Borrower or any Subsidiary residing outside the United States of America, which plan, fund or other similar program provides or results in retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination or severance of employment and with respect to which the Borrower or any of its Subsidiaries could have any actual or contingent liability, other than a Plan.
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.
“FSHCO” means any Domestic Subsidiary that has no material assets other than Equity Interests (or Equity Interests and Indebtedness) of one or more CFCs.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantors” means all existing and future Domestic Subsidiaries of the Borrower that have executed the Guaranty Agreement or a joinder thereto as a guarantor of the Obligations in accordance with Section 5.7, excluding any such Person that has been released from the Guaranty Agreement.
“Guaranty Agreement” means the Guaranty Agreement, dated as of the Effective Date, by the Domestic Subsidiaries of the Borrower party thereto, in favor of Wells Fargo, as Administrative Agent.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of the foregoing transactions.
“Illegality Notice” has the meaning set forth in Section 8.1(b).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (including the Receivable Securitization Outstandings), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all Capital Lease Obligations of such Person, (d) all obligations of such Person in respect of the deferred purchase price of property (but not services) (excluding (i) trade accounts payable that are less than 90 days past due or subject to good faith disputes incurred in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed and (f) all Guarantees by such Person of Indebtedness of others; provided, that Indebtedness shall not include (1) obligations in respect of acceptances, letters of credit, demand guarantees and similar independent undertakings, in each case, except to the extent such acceptances, letters of credit, demand guarantees or similar independent undertakings have been drawn and not reimbursed when due (after giving effect to all applicable grace or cure periods) or (2) any Indebtedness that has been defeased, discharged, satisfied and/or redeemed; provided further, that the Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such

Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 9.3(b).
“Information” has the meaning set forth in Section 9.10.
“Interest Expense” means the sum of the following calculated on a consolidated basis without duplication in accordance with GAAP: (a) total interest expense (excluding interest expense derived from amortization of fees and including any interest expense attributable to any Receivable Securitization Facility); plus (b) that portion of amounts paid under synthetic lease obligations that is representative of the interest expense that would have been paid if such transaction were accounted for as a capital lease or otherwise as a financing.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date and (b) with respect to any Term SOFR Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date.
“Interest Period” means, as to any Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, in each case as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that: (a) the Interest Period shall commence on the date of advance of or conversion to any Term SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires, (b) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day, (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period, (d) no Interest Period shall extend beyond the Maturity Date and (e) no tenor that has been removed from this definition pursuant to Section 8.1(c)(iv) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Continuation.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“IRS” means the United States Internal Revenue Service.

“Judgment Currency” has the meaning set forth in Section 9.12(b).
“Lending Office” means, as to each Bank, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Lending Office) and/or one or more other offices, branches or Affiliates as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, each of the Borrower and its Subsidiaries shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than operating leases) relating to such asset.
“Loan” means a term loan made, or to be made, to the Borrower by the Banks pursuant to Section 2.1.
“Loan Documents” means, collectively, this Agreement, the Guaranty Agreement and any Notes.
“Loan Party” means the Borrower and each Guarantor.
“Material Acquisition” means any acquisition, or a series of related acquisitions, consummated after May 9, 2025 that (a) involves the payment of consideration in excess of US$100,000,000 and (b) has been designated by the Borrower as a “Material Acquisition” by written notice to the Administrative Agent; provided that, except with respect to the first designation of a Material Acquisition, the Borrower may not designate an acquisition as a “Material Acquisition” unless the maximum Total Net Leverage Ratio pursuant to Section 5.12 as of the end of the most recent two fiscal quarters ended immediately prior to such designation was no greater than 3.50 to 1.00.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Borrower and its Subsidiaries, considered as a whole or (b) the validity or enforceability or the rights and remedies of the Administrative Agent and the Banks under, and against the Loan Parties of, the Loan Documents.
“Material Disposition” means any sale, transfer or other disposition by the Borrower or any of its Subsidiaries of (a) all or substantially all the issued and outstanding equity interests in any Person that are owned by the Borrower or any of its Subsidiaries or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that, in the case of clauses (a) and (b), such sale, transfer or other disposition yields net proceeds to the Borrower or any of its Subsidiaries in excess of US$100,000,000 in the aggregate.

“Material Indebtedness” means any Indebtedness of the Borrower, or any of its Subsidiaries, arising in one or more related or unrelated transactions after the date hereof, in each case in an aggregate principal amount exceeding US$75,000,000.
“Material Subsidiary” means, as of any date of determination, each Subsidiary of the Borrower with (i) a book value (as determined in accordance with GAAP) of total assets exceeding 10% of the book value (as determined in accordance with GAAP) of the Consolidated Total Assets of the Borrower and all of its Subsidiaries as determined as of the last day of the fiscal quarter of the Borrower most recently ended prior to such date of determination or (ii) Consolidated EBITDA (determined on a standalone basis for such Subsidiary) equaling or exceeding 10% of Consolidated EBITDA of the Borrower and all of its Subsidiaries for any period of four consecutive fiscal quarters most recently ended prior to such date of determination.
“Maturity Date” means October 16, 2027, or, if such day is not a Business Day, the next preceding Business Day.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any of its ERISA Affiliates has within the current plan year or any of the preceding five plan years made or accrued an obligation to make contributions.
“Notes” means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and “Note” means any one of such promissory notes issued hereunder.
“Notice of Borrowing” has the meaning set forth in Section 2.2.
“Notice of Conversion/Continuation” has the meaning set forth in Section 2.19.
“Notice of Prepayment” has the meaning set forth in Section 2.11.
“NYFRB” means the Federal Reserve Bank of New York.
“Obligations” means, collectively, the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Note or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Bank that are required to be paid by the Borrower pursuant hereto) or otherwise.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Loan Document; provided that, such term shall not include any of the foregoing taxes that result from the execution of an Assignment and Assumption or grant of a participation pursuant to Section 9.6(b), except to the extent that any such action is requested or required by any Loan Party.
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.
“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Parent” means, with respect to any Bank, any Person controlling such Bank.
“Participant” has the meaning set forth in Section 9.6(b).
“Participant Register” has the meaning set forth in Section 9.6(b).
“Patriot Act” has the meaning set forth in Section 9.17.
“Payment Recipient” has the meaning set forth in Section 7.14(a).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Permitted Encumbrance” means:
(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.5;
(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in good faith;
(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation and other casualty-related insurance programs, unemployment insurance, employer’s health tax, other social security laws or regulations, or retirement benefits (including, pledges or deposits or similar Liens securing liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course);

(d) Liens and deposits to secure the performance of, or related obligations to, bids, trade contracts, leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (i) of Section 6.1;
(f) easements, zoning restrictions, leases or subleases granted to others in the ordinary course of business and covering only the assets so leased, rights-of-way, restrictive covenants, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
(g) Liens arising from filing UCC financing statements regarding leases not prohibited by this Agreement;
(h) Leases, subleases, licenses and sublicenses entered into by the Borrower or a Subsidiary in good faith and which do not materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
(i) statutory and common law landlords’ liens or substantially similar Liens granted in favor of landlords, in each case, under or in respect of leases to which Borrower or one of the Subsidiaries is a party;
(j) (i) customary Liens (including the right of set-off) in favor of banking institutions encumbering deposits held by such banking institutions incurred in the ordinary course of business and (ii) Liens of a collecting bank arising under Section 4-210 of the UCC on items in the course of collection;
(k) Liens on the non-fixed assets of a Foreign Subsidiary given in the ordinary course of business and securing the payment for goods or services or the unpaid purchase price of goods or services and related expenses;
(l) any interest or title of a lessor, licensor, sublessor or sublicensor under leases or licenses not prohibited under this Agreement that are entered into in the ordinary course of business;
(m) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; and
(n) Liens in connection with the purchase or shipping of goods or assets on the related goods or assets and proceeds thereof in favor of the seller or shipper of such goods or assets or pursuant to customary reservation or retention of title arising in the ordinary course of business and not securing Indebtedness.
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Platform” means Debt Domain, Intralinks, SyndTrak or a substantially similar electronic transmission system.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Bank” has the meaning set forth in Section 5.1(j).
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).
“QFC Credit Support” has the meaning set forth in Section 9.20.
“Ratings” means the ratings of Fitch, Moody’s and S&P applicable to the Borrower’s long-term senior unsecured debt.
“Receivable Securitization Facility” means, with respect to the Borrower or any Subsidiary, a transaction or group of transactions typically referred to as a securitization in which the Borrower or such Subsidiary sells its accounts receivable in a transaction accounted for as a true sale to a special purpose bankruptcy remote entity that obtains debt financing to finance the purchase price.
“Receivable Securitization Outstandings” means the aggregate amount outstanding (i.e., advanced as the purchase price and not repaid from collections) under all Receivable Securitization Facilities of the Borrower and its Subsidiaries that is representative of the principal amount that would be outstanding if such Receivable Securitization Facilities were accounted for as financings.

“Register” has the meaning set forth in Section 9.6(g).
“Regulation D” means Regulation D of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulatory Authority” has the meaning set forth in Section 9.10.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, partners, trustees, administrators, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Required Banks” means, at any time, Banks holding Loans evidencing at least 50.1% of the aggregate unpaid principal amount of the Loans.
“Resignation Effective Date” has the meaning set forth in Section 7.8.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted” means, when used in reference to cash or Cash Equivalents of any Person, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of such Person prepared in conformity with GAAP or (b) are subject to a first priority Lien in favor of any creditor, other than Liens created under the Loan Documents.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary (other than any compensation related options, warrants or other rights granted to employees, officers or directors of the Borrower and its Subsidiaries).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to its rating agency business.
“Sanctioned Country” means, at any time, a country, region or territory which is itself, or whose government is, the subject or target of any comprehensive Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, any Person that is the subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person organized or resident in a Sanctioned Country and (c) any Person greater than 50% owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable Sanctions).
“Sanctions” means all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission of the United States of America.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower, as applicable.
“Supported QFC” has the meaning set forth in Section 9.20.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees or other charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Commitment” means (a) as to any Bank, the obligation of such Bank to make a portion of the Loans to the Borrower hereunder on the Effective Date in an aggregate principal amount not to exceed the amount set forth opposite such Bank’s name on Schedule 1.1 and (b) as to all Banks, the aggregate commitment of all Banks to make such Loans. The aggregate Term Loan Commitment of all Banks on the Effective Date shall be $300,000,000.
“Term Loan Percentage” means, with respect to any Bank at any time, the percentage of the total outstanding principal balance of the Loans represented by the outstanding principal balance of such Bank’s Loans.
“Term SOFR” means,
(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 P.M. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 P.M. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means a loan made to the Borrower pursuant to Section 2.1 that bears interest based on Term SOFR.
“Term SOFR Margin” has the meaning set forth in Section 2.7(f).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Total Indebtedness” means, as of any date, the sum of the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries outstanding as of such date in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, but excluding obligations, contingent or otherwise, of the Borrower and its Subsidiaries as an account party or applicant in respect of acceptances, letters of credit, surety bonds, letters of guaranty or similar arrangements, unless such acceptance, letter of credit, surety bond or letter of guaranty supports an obligation that constitutes Indebtedness.
“Total Net Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness on such date minus the lesser of (x) Unrestricted Cash as of such date in excess of US$50,000,000 and (y) US$275,000,000 to (b) Consolidated EBITDA for the most recently ended four fiscal quarter period of the Borrower for which financial statements have been delivered pursuant to Section 5.1(a) or (b).
“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or the Alternate Base Rate.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than the Floor, the Unadjusted Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.
“Unrestricted Cash” means, as of any date, the aggregate amount of cash and Cash Equivalents owned on such date by the Borrower and its Subsidiaries; provided that such cash and Cash Equivalents are not Restricted.

“US Dollars” or “US$” means the lawful currency of the United States.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means (i) for the purposes of Sections 4.15 and 5.13 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.20.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.15(f)(ii)(C).
“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party or the Administrative Agent.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.2.Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Banks; provided that if the Borrower notifies the Administrative Agent that it wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the compliance by the Borrower with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-10-25 (formerly Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities), or any successor thereto, to value any Indebtedness of the Borrower or any other Subsidiary at “fair value”, as defined therein.
SECTION 1.3.[Reserved].
SECTION 1.4.Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law), and all judgments, orders, writs and decrees binding on the applicable Persons, of all Governmental Authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.
SECTION 1.5.[Reserved].
SECTION 1.6.Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto

(including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 8.1(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate or Term SOFR, or any other Benchmark, any component definition thereof, or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.7.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its capital stock at such time.
ARTICLE II

THE CREDITS
SECTION 2.1.Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Bank severally agrees to make Loans to the Borrower on the Effective Date in a principal amount not to exceed such Bank’s Term Loan Commitment as of the Effective Date. Notwithstanding the foregoing, if the total Term Loan Commitment as of the Effective Date is not drawn on the Effective Date, the undrawn amount shall automatically be cancelled.
SECTION 2.2.Procedure for Advance of Loans. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit C-1 (a “Notice of Borrowing”) prior to 11:00 A.M. (New York City time) on the Effective Date requesting that the Banks make the Loans as ABR Loans on such date (provided that the Borrower may request, no later than three U.S. Government Securities Business Days prior to the Effective Date, that the Banks make the Loans as Term SOFR Loans if the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Banks in the manner set forth in Section 2.13 of this Agreement). Upon receipt of such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Bank thereof. Not later than 1:00 P.M. (New York City time) on the Effective Date, each Bank will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of such Loan to be made by such Bank on the Effective Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Loans in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.
SECTION 2.3.[Reserved].
SECTION 2.4.Funding of Loans. Unless the Administrative Agent shall have received notice from a Bank prior to the date (or, if an ABR Loan, the time) of any Borrowing that such Bank will not make available to the Administrative Agent such Bank’s share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at a rate per annum equal to the daily average Overnight Rate. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement.
SECTION 2.5.Evidence of Indebtedness. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Bank resulting from the Loans of such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement.
(b) The Administrative Agent shall maintain the Register pursuant to Section 9.6(g), and a subaccount therein for each Bank, in which shall be recorded (i) the amount of each Loan made hereunder and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Bank’s share thereof.
(c) The entries made in the Register and the accounts of each Bank maintained pursuant to Section 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Bank or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) any Loans made to the Borrower by such Bank in accordance with the terms of this Agreement.

(d) The Borrower agrees that, upon the request to the Administrative Agent by any Bank, the Borrower will execute and deliver to such Bank a single Note of the Borrower evidencing any Loans of such Bank.
SECTION 2.6.Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.
SECTION 2.7.Interest Rates. (a) Each ABR Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Alternate Base Rate for such day plus the applicable Base Rate Margin. Such interest shall be payable quarterly in arrears on each applicable Interest Payment Date. Any overdue principal of or interest on any ABR Loan (after giving effect to all applicable grace periods under Section 6.1) shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to ABR Loans for such day.
(b) Each Term SOFR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of Term SOFR plus the Term SOFR Margin. Such interest shall be payable on each applicable Interest Payment Date. Any overdue principal of or interest on any Term SOFR Loan (after giving effect to all applicable grace periods under Section 6.1) shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to such Loan as provided in this Section 2.7(b).
(c) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Banks of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
(d) [Reserved].
(e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.
(f) “Term SOFR Margin” and “Base Rate Margin” mean, for any day, the percentage set forth below in the column below such term and in the row corresponding to the “Level” in effect for the Borrower on such day:

	Ratings	Applicable Term SOFR Margin	Applicable Base Rate Margin
Level	Fitch/Moody’s/S&P

I	BBB/Baa2/BBB or higher	0.900%	0.000%
II	BBB-/Baa3/BBB- or lower	1.025%	0.025%

; provided that (i) if three Ratings exist, in the case of split Ratings from Fitch, S&P and Moody’s, the Rating to be used to determine the applicable Level shall be the middle of the three Ratings (disregarding the highest and lowest Rating), (ii) if only two Ratings exist, in the case of split Ratings, the Rating to be used to determine the applicable Level shall be the higher of the two Ratings, or if the Ratings differ by more than one Level as indicated above, the Rating to be used to determine the applicable Level shall be the Rating one below the higher of the two Ratings, (iii) if only one Rating exists, the applicable Term SOFR Margin and Base Rate Margin shall be determined by reference to the Level corresponding to the available Rating, (iv) if no Ratings exist, the applicable Level shall be Level II and (v) if any Rating shall be changed (other than as a result of a change in the rating system of the applicable rating agency), such change shall be effective as of the third Business Day following the date on which it is first announced by the rating agency making such change. Each such change in the applicable Term SOFR Margin or Base Rate Margin shall apply to all outstanding Term SOFR Loans and ABR Loans. If the rating system of any rating agency described in this Section 2.7(f) shall change or if any such rating agency shall cease to be in the business of rating corporate debt obligations or the Ratings from any such rating agency shall become otherwise generally unavailable, the Borrower and the Banks party hereto shall negotiate in good faith to amend the references to specific Ratings in this Section 2.7(f) to reflect such changed rating system or the unavailability of ratings from such rating agency.
SECTION 2.8.[Reserved].
SECTION 2.9.Termination of Commitments. Each Bank’s Term Loan Commitment shall terminate immediately and without further action on the Effective Date immediately after giving effect to the funding of such Bank’s Loans on the Effective Date.
SECTION 2.10.[Reserved].
SECTION 2.11.Optional Prepayments. The Borrower shall have the right at any time and from time to time, without premium or penalty, except as set forth in Section 2.13, to prepay the Loans pursuant to this Section 2.11, in whole or in part, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit C-2 (a “Notice of Prepayment”) not later than 1:00 P.M. (New York City time) (i) on the same Business Day as prepayment of each ABR Loan and (ii) at least three U.S. Government Securities Business Days before prepayment of each Term SOFR Loan, specifying the date and amount of prepayment, whether the prepayment is of Term SOFR Loans or ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Each optional prepayment of the Loans hereunder shall be in an aggregate principal amount of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof (or, if less, the remaining outstanding principal amount thereof) and shall be applied to prepay ratably the Loans of the Banks in the amounts set forth in the applicable Notice of Prepayment. A Notice of Prepayment received after 1:00 P.M. (New York City time) shall be deemed received on the next Business Day or U.S. Government Securities

Business Day, as applicable. The Administrative Agent shall promptly notify the applicable Banks of each Notice of Prepayment. Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all of the Loans with the proceeds of such refinancing or of any other incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Borrower in the event such contingency is not met; provided that the delay or failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 2.13.
SECTION 2.12.General Provisions as to Payments. (a) Each payment by the Borrower on account of the principal of or interest on the Loans or of any other amounts payable to the Banks under this Agreement shall be made not later than 1:00 P.M. (New York City time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Banks entitled to such payment in US Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 3:00 P.M. (New York City time) on such day shall be deemed a payment on such date for the purposes of Section 6.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 3:00 P.M. (New York City time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Bank at its address for notices set forth herein its Term Loan Percentage (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Bank. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Bank under Sections 2.13, 2.15, 8.3 or 9.3 shall be paid to the Administrative Agent for the account of the applicable Bank. Subject to the definition of Interest Period, if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.
(b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at a rate per annum equal to the daily average Overnight Rate.
SECTION 2.13.Funding Losses. If the Borrower makes any payment of principal with respect to any Term SOFR Loan (pursuant to Section 2.11, Article VI or VIII or otherwise, but not pursuant to Section 8.1) on any day other than the last day of the Interest Period applicable thereto, if the Borrower fails to borrow any Term SOFR Loans after notice has been given to any

Bank in accordance with Section 2.2 or 2.19 or if the Borrower fails to prepay any Term SOFR Loans after notice has been given to any Bank in accordance with Section 2.11, the Borrower shall reimburse each Bank within 30 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay; provided that such Bank shall have delivered to the Borrower a certificate setting forth the calculation of the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.
SECTION 2.14.Computation of Interest and Fees. Interest on ABR Loans hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day and the last day of such period (but without double counting any individual day) but excluding the Maturity Date).
SECTION 2.15.Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction for any Taxes, except as required by applicable law; provided that if an applicable Withholding Agent shall be required by applicable law (as determined in the good faith discretion of an applicable Withholding Agent) to deduct any Taxes from such payments, then (i) if such Tax is an Indemnified Tax, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15), the Administrative Agent or the applicable Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions and (iii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b) In addition, the Borrower and the other Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c) The Borrower and the other Loan Parties shall jointly and severally indemnify the Administrative Agent and each Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Bank or by the Administrative Agent, on its own behalf or on behalf of any Bank, shall be conclusive absent manifest error.
(d) Each Bank shall severally indemnify the Administrative Agent, within 10 days after written demand therefor, for (i) the full amount of any Taxes attributable to such Bank (but, in the case of Indemnified Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes, and without limiting the obligation of the Borrower to do so) and (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 9.6(b) relating to the maintenance of a Participant Register, in each case, that are paid or payable by the Administrative Agent in connection with any Loan Documents and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Administrative Agent to the Bank from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e) As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f) Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.15(f)(i), (f)(ii) and (f)(iv) below) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank. Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(i) any Bank that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Bank is exempt from U.S. Federal backup withholding tax;
(ii) any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(A)in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)executed originals of IRS Form W-8ECI;
(C)in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(D)to the extent a Foreign Bank is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;
(iii) any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(iv) if a payment made to a Bank under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Bank fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Bank shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment; provided, that solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g) On or before the date on which the Administrative Agent (including any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Borrower two executed copies of either (a) IRS Form W-9 or (b) with respect to amounts received on its own account, IRS Form W-8ECI and with respect to amounts received on account of any Bank, IRS Form W-8IMY certifying that it is a U.S. branch that has agreed to be treated as a U.S. Person for U.S. federal tax purposes or a qualified intermediary that has agreed to assume primary withholding obligations for Chapter 3 and Chapter 4 of the Internal Revenue Code with respect to payments received by it from the Borrower in its capacity as Administrative Agent, as applicable.
(h) If the Administrative Agent or any Bank determines, in its sole, reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which the any Loan Party has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Bank, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Bank in the event the Administrative Agent or such Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will the Administrative Agent or such Bank be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the Administrative Agent or such Bank in a less favorable net after-Tax position than the Administrative Agent or such Bank would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.15 shall not be construed to require the Administrative

Agent or any Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.
(i) If any Loan Party is required to pay any additional amounts to any Bank or any Governmental Authority for the account of any Bank pursuant to this Section 2.15, then such Bank shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Bank, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to this Section 2.15 in the future and (ii) would not subject such Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment and delegation.
(j) Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Bank and the repayment, satisfaction or discharge of all Obligations under any Loan Document.
(k) Defined Terms. For purposes of this Section 2.15, the term “applicable law” includes FATCA.
SECTION 2.16.[Reserved].
SECTION 2.17.[Reserved].
SECTION 2.18.[Reserved].
SECTION 2.19.Interest Elections. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time, subject to the notice requirements herein, all or any portion of any outstanding ABR Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof (or such lesser amount as shall represent all of the ABR Loans then outstanding) into one or more Term SOFR Loans and (b) upon the expiration of any Interest Period therefor, (i) convert all or any part of any outstanding Term SOFR Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof (or such lesser amount as shall represent all of the Term SOFR Loans then outstanding) into ABR Loans or (ii) continue any such Term SOFR Loans as Term SOFR Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit C-3 (a “Notice of Conversion/Continuation”) not later than 11:00 A.M. (New York City time) three U.S. Government Securities Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any Term SOFR Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued and (D) the Interest Period to be applicable to such converted or continued Term SOFR Loan. If the Borrower fails to deliver a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any Term SOFR Loan, then the applicable Term SOFR Loan shall be automatically continued as a Term SOFR Loan with the same Interest Period as such continued Term SOFR Loan. Any such automatic conversion to an ABR Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loan. If the Borrower requests a conversion to, or continuation of, a Term SOFR Loan, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. The Administrative Agent shall promptly notify the Banks of such Notice of Conversion/Continuation.
SECTION 2.20.Defaulting Banks. (a) Notwithstanding any provision of this Agreement to the contrary, if one or more Banks become Defaulting Banks, then, upon notice to such effect by the Administrative Agent (which notice shall be given promptly after the Administrative Agent becomes aware that any Bank shall have become a Defaulting Bank, including as a result of being advised thereof by the Borrower), the following provisions shall apply for so long as any such Bank is a Defaulting Bank:
(i) the Loans of each Defaulting Bank shall be disregarded in determining whether the requisite Banks shall have taken any action hereunder or under any other Loan Document (including any consent to any waiver, amendment or other modification pursuant to Section 9.5); provided that any waiver, amendment, or other modification that, disregarding the effect of this clause (i), requires the consent of each Bank directly and adversely affected thereby pursuant to clause (a), (b) or (c) of Section 9.5 shall continue to require the consent of each Defaulting Bank directly and adversely affected thereby in accordance with the terms hereof; provided, further, that any waiver, amendment or other modification of this Section 2.20(a)(i) or clause (a), (b) or (c) of Section 9.5 at any time that a Bank is a Defaulting Bank shall require the consent of such Defaulting Bank if such Defaulting Bank would be directly adversely affected thereby; and
(ii) any amount payable to or for the account of any Defaulting Bank in its capacity as a Bank hereunder (whether on account of principal, interest or otherwise, and including any amounts payable to such Defaulting Bank pursuant to Section 2.11, but excluding any amounts payable to such Defaulting Bank pursuant to Sections 2.13, 2.15, 8.2 and 9.3) shall, in lieu of being distributed to such Defaulting Bank, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, (A) be applied, at such time or times as may be determined by the Administrative Agent, to the payment of any amounts owing by such Defaulting Bank to the Administrative Agent hereunder and (B) to the extent not applied or held as aforesaid, be distributed to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction.
(b) In the event the Administrative Agent and the Borrower shall have agreed that a Bank that is a Defaulting Bank has adequately remedied all matters that caused such Bank to become a Defaulting Bank, then such Bank shall cease to be a Defaulting Bank for all purposes hereof.
SECTION 2.21.Payments Generally. (a) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal and interest then due hereunder, such funds shall be applied first towards payment of interest then due hereunder, ratably among the parties entitled thereto in accordance with the amount of interest then due to such parties.
(b) If any Bank shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), until all such unsatisfied obligations have been discharged, apply any amounts thereafter received by the Administrative Agent for the account of such Bank to satisfy such Bank’s obligations in respect of such payment as shall be determined by the Administrative Agent in its discretion.
ARTICLE III

CONDITIONS
SECTION 3.1.Effectiveness. This effectiveness of this Agreement and the obligation of the Banks to make the Loans is subject to the satisfaction of each of the following conditions:
(a)receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (which, subject to Section 9.9(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page);
(b)receipt by the Administrative Agent for the account of each Bank requesting a Note of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.5;
(c)receipt by the Administrative Agent of the Guaranty Agreement executed by each of the Guarantors;
(d)receipt by the Administrative Agent of a favorable written opinion of counsel for the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent;
(e)receipt by the Administrative Agent of a certificate of the secretary or assistant secretary of the Borrower and each Guarantor, dated as of the Effective Date, certifying (i) that attached thereto is a true and complete copy of each organizational document of the Borrower or such Guarantor certified (to the extent applicable) as of a recent date by the appropriate Governmental Authority, (ii) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of the Borrower or such Guarantor authorizing (A) the execution, delivery and performance of any Loan Documents to which the Borrower or such Guarantor is a party and (B) in the case of the Borrower, the Borrowings hereunder, and, in each case, that such resolutions have not been modified, rescinded or amended and are in full force and effect, (iii) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower or such Guarantor (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (e))

and (iv) that there have been no changes in the certificate of incorporation or bylaws (or equivalent organizational document) of the Borrower or such Guarantor from the certificate of incorporation or bylaws (or equivalent organizational document) delivered pursuant to clause (i) above;
(f)receipt by the Administrative Agent of all fees and expenses payable to the Administrative Agent or any Bank on or prior to the Effective Date hereunder and under the Fee Letter, including reimbursement or payment of all reasonable out-of-pocket expenses (including the reasonable and documented expenses of counsel) required to be reimbursed or paid by the Borrower hereunder, in each case to the extent invoiced at least two Business Days prior to the Effective Date;
(g)(i) receipt by the Administrative Agent at least five Business Days prior to the Effective Date of all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been requested at least 10 Business Days prior to the Effective Date, and (ii) to the extent that any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, receipt, at least five days prior to the Effective Date, by each Bank that has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower, of each requested Beneficial Ownership Certification;
(h)receipt by the Administrative Agent of a certificate of existence and/or good standing of the Borrower and the Guarantors issued as of a recent date by the Secretary of State in which such Person is incorporated or formed;
(i)receipt by the Administrative Agent of a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming (i) that no Default or Event of Default shall have occurred and be continuing as of the Effective Date and (ii) the accuracy of the representations and warranties set forth in Article IV hereof; and
(j)receipt by the Administrative Agent of a Notice of Borrowing.
The Administrative Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants that:
SECTION 4.1.Corporate Existence and Power. Each of the Borrower and its Material Subsidiaries is duly organized, validly existing and in good standing (to the extent the concept of “good standing” exists under the laws of such jurisdiction) under the laws of the jurisdiction of its organization, and have all organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
SECTION 4.2.Organizational and Governmental Authorization; No Contravention. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (a) are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational action, (b) require no consent or approval of, registration or filing with, or any other action by, any governmental body, agency or official and (c) do not contravene, or constitute a default under, any (i) provision of applicable law, (ii) regulation or of the organizational documents of such Loan Party, (iii) judgment, injunction, order or decree binding upon such Loan Party or (iv) limitation on borrowing imposed by any agreement or other instrument binding upon such Loan Party, except, in the case of clauses (b) and (c)(i), (iii) and (iv), to the extent such failure to obtain such consent or approval or such contravention or default would not reasonably be expected to result in a Material Adverse Effect.
SECTION 4.3.Binding Effect. This Agreement constitutes a valid and binding agreement of each Loan Party and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
SECTION 4.4.Financial Information; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Banks its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2024, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2025, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b) Since December 31, 2024, there has been no material adverse change in the business, financial position or results of operations of the Borrower and its Subsidiaries, considered as a whole.
SECTION 4.5.Litigation. There are no actions, suits or proceedings by or before any arbitrator or any governmental body, agency or official pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Subsidiaries as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 4.6.Compliance with ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Any underfunding with respect to one or more Plans (based on the assumptions used for purposes of Financial Accounting Standards No. 87) would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect, (a) each Foreign Plan has been maintained in compliance with its terms and in compliance with the requirements of any and all applicable laws, statutes, rules, regulations and orders (including all funding requirements and the respective requirements of the governing documents for each such Foreign Plan) and has been maintained, where required, in good standing with applicable regulatory authorities and (b) all contributions required to be made with respect to a Foreign Plan have been timely made. Neither the Borrower nor any Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan that would reasonably be expected to have a Material Adverse Effect. No actions or proceedings have been taken or instituted to terminate or wind-up a Foreign Plan that would reasonably be expected to have a Material Adverse Effect.
SECTION 4.7.Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown or any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect.
SECTION 4.8.Taxes. The Borrower and its Subsidiaries have filed all material income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown to be due pursuant to such returns or pursuant to any material assessment received by the Borrower or any Subsidiary, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith by the Borrower or such Subsidiary as of the date this representation is made. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate in all material respects.
SECTION 4.9.Compliance with Laws and Agreements; No Default. Each of the Borrower and its Material Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except in instances where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 4.10.Not an Investment Company. Neither the Borrower nor any of its Material Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
SECTION 4.11.Full Disclosure. (a) All information heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and any such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified; provided that, with respect to any information consisting of forward-looking statements, estimates projections and projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that such forward-looking statements, estimates, projections and projected financial information are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower or any of its Subsidiaries and no assurance can be given that such forward-looking statements, estimates, projections and projected financial information will be realized.
(b) The Borrower has disclosed to the Banks in writing (such disclosure to be deemed to include any disclosure in any public filings with the SEC by the Borrower) any and all facts that materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Material Subsidiaries, taken as a whole, or the ability of the Borrower and its Material Subsidiaries to perform their obligations under this Agreement.
(c) As of the Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Bank in connection with this Agreement is true and correct in all respects.
SECTION 4.12.Regulations T, U and X. No part of the proceeds of any Loan will be used for any purpose that entails a violation of the provisions of Regulation T, Regulation U and Regulation X.
SECTION 4.13.Anti-Terrorism Laws; Anti-Corruption Laws. (a) To the extent applicable, the Borrower and its Subsidiaries are in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act. No part of the proceeds of the Loans will be used by the Borrower or any of its Subsidiaries for the purpose of funding or financing any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(b) None of the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Subsidiary, (i) is a Sanctioned Person or (ii) is the subject of any Sanctions; and none of the Borrower or any

Subsidiary will use the proceeds of the Loans for the purpose of financing the activities of any person that, at the time of such financing, is the subject of any Sanctions.
SECTION 4.14.Affected Financial Institutions. Neither the Borrower nor any of its Material Subsidiaries is an Affected Financial Institution.
SECTION 4.15.Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Bank to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Bank to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
ARTICLE V

COVENANTS
Until the principal of and interest on each Loan shall have been paid in full, the Borrower agrees that:
SECTION 5.1.Information. The Borrower will deliver to each of the Banks (via any method reasonably acceptable to the Administrative Agent, including via IntraLinks/IntraAgency, SyndTrak, Fixed Income Direct or another relevant website or substantially similar electronic transmission information platform reasonably acceptable to the Administrative Agent, it being understood that the following constitute delivery hereunder: (i) posting on any such electronic transmission information platform and (ii) only with respect to information found in Forms 10-K, 10-Q or 8-K (or their equivalents) or in proxy statements, the filing of registration statements and reports on such forms or filing of proxy statements, as the case may be, with the SEC):
(a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the SEC by KPMG LLP, Ernst & Young LLP or other independent public accountants of nationally recognized standing;
(b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and as of the end of the preceding fiscal year, the condensed consolidated statements of income for such quarter, for the portion of the Borrower’s fiscal year ended at the end of such quarter and for the corresponding portion of the Borrower’s previous fiscal year and condensed consolidated statements of cash flows for such fiscal quarter, for the portion of the Borrower’s fiscal year ended at the end of such quarter and for the corresponding portion of the Borrower’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the treasurer of the Borrower;
(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the treasurer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.12 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
(d) within five Business Days after the chief financial officer, chief accounting officer, treasurer or chief legal officer of the Borrower obtains knowledge of any Default, a certificate of the chief financial officer or the treasurer of the Borrower setting forth the details thereof and the actions that the Borrower is taking or propose to take with respect thereto;
(e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;
(f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the SEC; provided that, unless the Administrative Agent notifies the Borrower in writing to the contrary, satisfaction of the provisions of this subsection (f) shall satisfy as well the provisions of subsections (a) and (b);
(g) if the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
(h) promptly after the chief financial officer or the treasurer of the Borrower obtains knowledge of a change or a proposed change in the Rating of the Borrower’s outstanding senior unsecured long-term debt securities by Fitch, Moody’s or S&P, a certificate of the chief financial officer or the treasurer setting forth the details thereof;
(i) within five Business Days after the chief financial officer, chief accounting officer, treasurer or chief legal officer of the Borrower obtains knowledge of, (i) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect; and (ii) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.
(j) from time to time (i) such additional information regarding the financial position or business of the Borrower and its Subsidiaries promptly after the Administrative Agent, at the request of any Bank, may reasonably request; provided that, with respect to any such additional, non-public information, the Administrative Agent and each Bank shall comply with the confidentiality provisions set forth in Section 9.10, and (ii) information and documentation reasonably requested by the Administrative Agent or any Bank for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Banks may be “public-side” Banks (i.e., Banks that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Bank”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Banks and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Banks to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
SECTION 5.2.Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each of its Material Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, unless the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(b) The Borrower will maintain, and will cause each Material Subsidiary to maintain (either in the name of the Borrower or in such Material Subsidiary’s own name), with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business.
SECTION 5.3.Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Material Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and such Material Subsidiary (except where such failure would not be reasonably expected to result in a Material Adverse Effect), and will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect their respective organizational existence and their respective  rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names except (other than in the case of existence of the Borrower) where the failure to preserve, renew or keep in force any such right, license, permit, privilege, franchise, patent or copyright would not be reasonably expected to result in a Material Adverse Effect; provided that nothing in this Section 5.3 shall prohibit (i) the merger of any Material Subsidiary into the Borrower or the merger or consolidation of any Material Subsidiary with or into another Person, if the Person surviving such consolidation or merger is a Material Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing, (ii) the termination of the organizational existence of any Material Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks or (iii) any transaction with respect to the Borrower that is expressly permitted by Section 5.10.
SECTION 5.4.Compliance with Laws. The Borrower will comply, and will cause each of its Material Subsidiaries to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and the rules and regulations thereunder and ERISA) except (i) where the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) where the failure so to comply would not reasonably be expected to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.5.Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries to pay its Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.
SECTION 5.6.Use of Proceeds. The proceeds of the Loans will be used solely (a) to pay fees and expenses payable in connection with the transactions contemplated hereby, (b) to repay certain Indebtedness outstanding on the date hereof, and (c) for working capital and other general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations G, U and X. The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.7.Additional Guarantors. If, as of a fiscal quarter-end, (a) a Domestic Subsidiary that is not a Guarantor (other than LPAC Corp. and other than a Domestic Subsidiary that is a FSHCO or a Subsidiary of a Foreign Subsidiary that is a CFC) has either (x) a book value (as determined in accordance with GAAP) of total assets equaling or exceeding 10% of the book value (as determined in accordance with GAAP) of the Consolidated Total Assets of the Borrower and all of its Subsidiaries as determined as of the last day of the fiscal quarter of the Borrower most recently ended prior to such date of determination or (y) Consolidated EBITDA (determined on a standalone basis for such Subsidiary) equaling or exceeding 10% of Consolidated EBITDA of the Borrower and all of its Subsidiaries for any period of four consecutive fiscal quarters most recently ended prior to such date of determination or (b) the Borrower elects in a writing delivered to the Administrative Agent to join any Domestic Subsidiary that is not a Guarantor as a party to the Guaranty Agreement as guarantor of the Obligations, then within 45 days in the case of clause (a) after the end of such fiscal quarter or, in the case of clause (b), after the date of such election in the case of clause (a) (or such later or other date agreed to in writing by the Administrative Agent) the Borrower shall: (i) cause each such Subsidiary to execute and deliver a copy of the supplement to the Guaranty Agreement attached thereto as Exhibit A (or any other supplement thereto in form and substance reasonably satisfactory to the Administrative Agent) pursuant to Section 2.01(j) of the Guaranty Agreement; (ii) cause each such Subsidiary to execute and/or deliver such other documentation as the Administrative Agent may reasonably request to (A) evidence the authority of each such Subsidiary to execute, deliver and perform the Guaranty Agreement and to evidence the existence and good standing of each such Subsidiary and (B) comply with the applicable “know your customer” rules and regulations, including the Patriot Act; and (iii) to the extent requested by the Administrative Agent in its reasonable discretion, deliver a favorable written opinion (addressed to the Administrative Agent and the Banks) of counsel to each such Subsidiary covering substantially the same matters as the opinions originally delivered on the Effective Date and such other matters relating to each such Subsidiary and the Loan Documents as the Administrative Agent shall reasonably request.
SECTION 5.8.Indebtedness. The Borrower will not permit any Subsidiary (other than a Guarantor) to, create, incur, assume or permit to exist any Indebtedness, except:
(a) Indebtedness created under the Loan Documents and other Obligations;
(b) Indebtedness existing on the date hereof and, to the extent in a principal amount exceeding US$5,000,000 on an individual basis, set forth in Schedule 5.8 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except as grossed-up for the fees and expenses incurred in connection with such extension, renewal or replacement) or result in an earlier maturity date or decreased weighted average life thereof;
(c) Indebtedness of any Subsidiary to the Borrower or any other Subsidiary;
(d) Guarantees by any Subsidiary of Indebtedness of any Subsidiary which is otherwise permitted by this Section 5.8;
(e) (i) Indebtedness of any Subsidiary secured by fixed or capital assets (including equipment) or other assets acquired with purchase money indebtedness, including Capital Lease Obligations and (ii) Indebtedness of any Subsidiary (including Foreign Subsidiaries) owed to an unrelated third Person (other than any Receivable Securitization Outstandings); provided that (x) the aggregate principal amount of Indebtedness permitted to be incurred by this clause (f) shall not exceed on the date such Indebtedness is incurred the greater of (A) US$200,000,000 and (B) 10% of Consolidated Total Assets as of the most recent audited consolidated financial statements delivered on or prior to such date of incurrence in accordance with the terms of Section 5.1(a), and (y) the aggregate principal amount of Indebtedness permitted to be incurred by this clause (e), together with the aggregate outstanding principal amount of Indebtedness secured by Liens pursuant to Section 5.9(i), shall not exceed on the date such Indebtedness is incurred the greater of (A) US$300,000,000 and (B) 15% of Consolidated Total Assets as of the most recent audited consolidated financial statements delivered on or prior to such date of incurrence in accordance with the terms of Section 5.1(a);
(f) to the extent constituting Indebtedness, deferred compensation payable to directors, officers or employees of any Subsidiary;
(g) cash management obligations and Indebtedness incurred by any Subsidiary in respect of netting services, overdraft protections and similar arrangements, in each case entered into in the ordinary course of business in connection with cash management and deposit accounts and not involving the borrowing of money;
(h) Receivable Securitization Outstandings in an aggregate principal amount, when taken together with any Receivable Securitization Outstanding of the Borrower and the other Loan Parties, not to exceed an amount equal to the greater of (x) US$450,000,000 and (y) 20% of Consolidated Total Assets as of the most recent audited consolidated financial statements delivered in accordance with the terms of Section 5.1(a) on or before the date of incurrence;
(i) purchase money Indebtedness of any Subsidiary to the extent such Indebtedness is incurred in the ordinary course of business on customary trade finance terms in connection with the acquisition of materials, supplies, components or equipment and related to projects of the Borrower and the Subsidiaries undertaken in the ordinary course of business; and
(j) Indebtedness arising in connection with swap and other Hedging Agreements.
SECTION 5.9.Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
(a) Liens created under the Loan Documents;
(b) Permitted Encumbrances;
(c) any Lien on any asset of the Borrower or any Subsidiary existing on the date hereof and, to the extent securing Indebtedness in a principal amount exceeding US$5,000,000 on an individual basis, set forth in Schedule 5.9; provided that (i) such Lien shall not apply to any other asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except as grossed-up for the fees and expenses incurred in connection with such extension, renewal or replacement);
(d) any Lien existing on any property or asset (including equipment) prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a

Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other assets of the Borrower or any Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition), (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, (iv) the aggregate principal amount of Indebtedness secured by Liens permitted by this clause (d), together with the aggregate outstanding principal amount of Indebtedness secured by Liens permitted pursuant to Section 5.9(e), shall not exceed on the date such Indebtedness is incurred the greater of (A) US$200,000,000 and (B) 10% of Consolidated Total Assets as of the most recent audited consolidated financial statements delivered on or prior to such date of incurrence in accordance with the terms of Section 5.1(a);
(e) Liens on fixed or capital assets (including equipment), or other assets acquired with purchase money indebtedness, in each case acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by subclause (i) of Section 5.8(e), including Capital Lease Obligations, or Indebtedness of the Borrower or any other Loan Party, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary, (v) the aggregate principal amount of Indebtedness secured by Liens permitted by this clause (e), together with the aggregate outstanding principal amount of Indebtedness secured by Liens permitted pursuant to Section 5.9(d), shall not exceed on the date such Indebtedness is incurred the greater of (A) US$200,000,000 and (B) 10% of Consolidated Total Assets as of the most recent audited consolidated financial statements delivered on or prior to such date of incurrence in accordance with the terms of Section 5.1(a);
(f) (i) Liens on property of any Subsidiary securing Indebtedness of a Subsidiary owing to a Loan Party permitted by Section 5.8(c) and (ii) Liens on property of any Subsidiary that is not a Material Subsidiary securing Indebtedness owing to the Borrower or any other Subsidiary permitted by Section 5.8(c);
(g) Liens securing Indebtedness of non-Guarantor Subsidiaries permitted by subclause (ii) of Section 5.8(e); provided that such Liens encumber only assets of such Subsidiaries;
(h) Liens granted in connection with any Receivable Securitization Facility permitted hereunder on the receivables sold pursuant thereto (together with all collections and other proceeds thereof and any collateral securing the payment thereof), all right, title and interest in and to the lockboxes and other collection accounts in which proceeds of such receivables are deposited, the rights under the documents executed in connection with such Receivable Securitization Facility and in the Equity Interests issued by any special purpose entity organized to purchase the receivables thereunder;

(i) other Liens not otherwise permitted by this Section 5.9; provided that (x) the aggregate principal amount of Indebtedness secured by Liens permitted by this clause (i) shall not exceed on the date such Indebtedness is incurred the greater of (A) US$200,000,000 and (B) 10% of Consolidated Total Assets as of the most recent audited consolidated financial statements delivered on or prior to such date of incurrence in accordance with the terms of Section 5.1(a), and (y) the aggregate principal amount of Indebtedness secured by Liens permitted by this clause (i), together with the aggregate outstanding principal amount of Indebtedness incurred pursuant to Section 5.8(e), shall not exceed on the date such Indebtedness is incurred the greater of (A) US$300,000,000 and (B) 15% of Consolidated Total Assets as of the most recent audited consolidated financial statements delivered on or prior to such date of incurrence in accordance with the terms of Section 5.1(a);
(j) Liens on materials, supplies, components or equipment acquired with purchase money indebtedness permitted to be incurred by clause (i) of Section 5.8, so long as (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition, (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring such materials, supplies, components or equipment and (iii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;
(k) customary call, buy-sell or similar rights negotiated on an arm’s length basis and granted to third-party joint venture partners in respect of Equity Interests of the applicable joint venture;
(l) Liens on proceeds of any assets permitted to be subject to any Lien permitted by this Section 5.9;
(m) Liens arising in connection with the defeasance, discharge, satisfaction and/or redemption of Indebtedness as contemplated by the definition of Indebtedness; and
(n) Liens on any amounts held by a trustee or other escrow agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions.
SECTION 5.10.Fundamental Changes. The Borrower will not, nor will it permit any other Loan Party to, (a) consolidate, amalgamate or merge with or into any other Person, unless (i) the company surviving such consolidation, amalgamation or merger is either the Borrower or, in the case of any consolidation, amalgamation or merger of a Loan Party, another Loan Party and (ii) immediately after giving effect to such consolidation, amalgamation or merger, no Default shall have occurred and be continuing or (b) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person other than a Loan Party.
SECTION 5.11.Restricted Payments. The Borrower will not, nor will it permit any Material Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (a) Material Subsidiaries (i) may make Restricted Payments ratably with respect to their Equity Interests (or if not ratably, on a basis more favorable to the Loan Parties), (ii) may make Restricted Payments to Loan Parties, and (iii) that are not Guarantors may make Restricted Payments to other Subsidiaries that are not Guarantors; and (b) the Borrower or any Material Subsidiary may make any Restricted Payment so long as no Default or Event of Default exists or would result from the making of such Restricted Payment and after giving effect to all transactions consummated in connection therewith.
SECTION 5.12.Financial Covenant.  As of the last day of each fiscal quarter of the Borrower (commencing with the first full fiscal quarter following the Effective Date), the Borrower shall not permit the Total Net Leverage Ratio to exceed 3.50 to 1.00; provided that, following the completion of a Material Acquisition, on up to two occasions, the Borrower may elect to increase the maximum Total Net Leverage Ratio to 4.00 to 1.00, with such increase applicable for the fiscal quarter in which such Material Acquisition is consummated and for each of the following three consecutive fiscal quarters.
SECTION 5.13.Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Bank to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Bank to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
ARTICLE VI

DEFAULTS
SECTION 6.1.Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:
(a) the Borrower shall fail to pay when due principal of any Loan or shall fail to pay within five Business Days of the due date thereof any interest or other amount payable hereunder;
(b) the Borrower (or, solely with respect to the failure to observe or perform the covenants contained in Sections 5.8 and 5.9, any Subsidiary that becomes bound by such covenant in accordance with the terms thereof) shall fail to observe or perform any covenant contained in Sections 5.1(d), 5.3 (with respect to the existence of the Borrower), 5.6 and 5.8 to 5.12, inclusive;
(c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;
(d) any representation or warranty made by or on behalf of the Borrower or any Subsidiary in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);
(e) any event or condition shall occur which results in the acceleration of the maturity of any Material Indebtedness, or the Borrower or any Subsidiary shall fail to make any principal or interest payment in respect of any Material Indebtedness, when and as the same shall become due and payable (subject to any applicable grace period);
(f) the Borrower, any Guarantor or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing;
(g) an involuntary case or other proceeding shall be commenced against the Borrower, any Guarantor or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days;
(h) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
(i) a final judgment or order for the payment of money in excess of US$75,000,000 (except to the extent covered by insurance) shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed past due for a period of 30 days or for such longer period of time, not exceeding 90 days, during which, under applicable law, an appeal may be taken from such judgment or order without leave of the relevant court;
(j) a Change in Control shall occur;
(k) any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations under any Loan Document, ceases to be valid and enforceable against the Loan Parties party to such Loan Documents; or the Borrower or any of its Subsidiaries contests in writing the validity or enforceability of any provision of any Loan Document; or
(l) the Borrower or any Guarantor shall fail generally to pay its debts as they become due;
then, and in every such event, the Administrative Agent shall, if requested by the Required Banks, by notice to the Borrower declare the Loans hereunder (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (f) or (g) above, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
SECTION 6.2.Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.1(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.
ARTICLE VII

THE ADMINISTRATIVE AGENT
SECTION 7.1.Appointment and Authorization. Each Bank irrevocably appoints Wells Fargo and its successors to serve as administrative agent under the Loan Documents and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower.
SECTION 7.2.Administrative Agent and Affiliates. Wells Fargo shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Wells Fargo and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial advisory, underwriting, capital markets or other business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Banks or to provide notice to or consent of the Banks with respect thereto.
SECTION 7.3.Action by the Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, the Arranger and their respective Related Parties:
(i) shall not be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Bank in violation of any Debtor Relief Law;
(iii) shall not, have any duty to disclose, and shall not be liable for the failure to disclose to any Bank or any other Person, any credit or other information relating to or concerning the business, prospects, operations, properties, assets, financial or other condition or creditworthiness of the Borrower or any of its Subsidiaries or Affiliates that is communicated to, obtained by or otherwise in the possession of the Person serving as the Administrative Agent, the Arranger or their respective Related Parties in any capacity, except for notices, reports and other documents that are required to be furnished by the Administrative Agent to the Banks pursuant to the express provisions of this Agreement; and
(iv) shall not be required to account to any Bank for any sum or profit received by the Administrative Agent for its own account.
SECTION 7.4.Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or any of its Affiliates), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
SECTION 7.5.Liability of the Administrative Agent. (a) Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or all the Banks, if applicable) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (1) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (2) the performance or observance of any of the covenants or agreements of the Borrower or its Affiliates; (3) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to it; or (4) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire or similar writing) believed by it to be genuine or to be signed by the proper party or parties.
(b) The Administrative Agent shall be entitled to rely upon, shall be fully protected in relying and shall not incur any liability for relying or acting upon, any notice, request, certificate, consent, Communication, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person, including any execution or transmission pursuant to Sections 5.1 or 9.9. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying or acting upon such statement or Communication and shall not incur any liability for relying or acting thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Bank, the Administrative Agent may presume that such condition is satisfactory to such Bank unless the Administrative Agent shall have received notice to the contrary from such Bank prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Bank that has signed this Agreement or a signature page to an Assignment and Assumption or any other Loan Document pursuant to which it is to become a Bank hereunder shall be deemed to have consented to, approved and accepted and shall be deemed satisfied with each document or other matter required thereunder to be consented to, approved or accepted by such Bank or that is to be acceptable or satisfactory to such Bank.
SECTION 7.6.Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the term loan facility hereunder as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with bad faith, gross negligence or willful misconduct in the selection of such sub-agents.
SECTION 7.7.Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.
SECTION 7.8.Successor Administrative Agent.
(a) The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent reasonably satisfactory to the Borrower. If no such successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation (or such earlier day as shall be agreed by the Required Banks) (the

“Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least US$1,000,000,000. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b) With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Bank directly, until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VII and Section 9.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent or relating to its duties as Administrative Agent that are carried out following its retirement.
SECTION 7.9.No Other Duties, etc. Anything herein to the contrary notwithstanding, the Arranger shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent and a Bank hereunder, but each such Person shall have the benefit of the indemnities and exculpatory provisions hereof.
SECTION 7.10.Administrative Agent’s Fees. The Borrower shall pay to the Administrative Agent, for their own account, fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent.
SECTION 7.11.[Reserved].
SECTION 7.12.Certain ERISA Matters. (a) Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i) such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal

Revenue Code) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitments or this Agreement,
(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code such Bank’s entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitments and this Agreement,
(iii) (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Term Loan Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitments and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its reasonable discretion, and such Bank.
(b) In addition, unless either (i) clause (i) in the immediately preceding paragraph (a) is true with respect to a Bank or (ii) a Bank has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding paragraph (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
SECTION 7.13.Acknowledgments of Banks.
(a) Each Bank expressly acknowledges that none of the Administrative Agent, the Arranger or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, the Arranger or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower and its Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, the Arranger or any of their respective Related Parties to any Bank as to any matter, including whether the Administrative Agent, the Arranger or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Bank expressly acknowledges, represents and warrants to the Administrative Agent and the Arranger that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Bank for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of investing in the general performance or operations of any Loan Party or its Subsidiaries or Affiliates or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as a security, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and to provide the other facilities applicable to it as set forth herein and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans or to provide such other facilities is, in each case, experienced in making, acquiring, purchasing or holding commercial loans or providing such other facilities, (d) it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Bank or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, all applicable bank or other regulatory applicable laws relating to the Transactions and the transactions contemplated by this Agreement and the other Loan Documents, (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder and (f) it has all licenses, permits and approvals necessary for use of the reference rates referred to herein that are applicable to the Loans and other extensions of credit required to be made by it hereunder and it will take all actions necessary to comply, preserve, renew and keep in full force and effect any such licenses, permits and approvals. Each Bank also acknowledges and agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Bank or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Borrower and its Subsidiaries and (ii) it will not assert any claim under any federal or state securities law or otherwise in contravention of this Section 7.13. Each party acknowledges and agrees that the Administrative Agent may, but shall not be obligated to, from time to time provide payment schedules, payoff statements, payoff letters, interest statements or bills and other similar documentation indicating amounts owed hereunder and under the other Loan Documents and agrees that in the event of the conflict between any such documentation and this Agreement, this Agreement shall control. In the event the Administrative Agent notifies any party hereto at any time (including after the receipt of amounts indicated to be due and payable under the Loan Documents pursuant to such payment schedules, payoff statements, payoff letters, interest statements or bills and other similar documentation) that an amount owed by such party under the Loan Documents was mistakenly excluded from the amount indicated in any payment schedules, payoff statements, payoff letters, interest statements or bills and other similar documentation, then such party agrees to promptly pay such excluded amount after the Administrative Agent provides such party with documentation that evidences such excluded amount is due and payable hereunder.
(b) Each Bank, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Bank hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Banks on the Effective Date.
SECTION 7.14.Erroneous Payments.
(a) Each Bank and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Bank or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Bank (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 7.14(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section 7.14(a) shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Bank that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Bank, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Bank (i) such Bank shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Term Loan Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Term Loan Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 9.6 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 7.14 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
(f) Each party’s obligations under this Section 7.14 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Term Loan Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
(g) Nothing in this Section 7.14 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.
ARTICLE VIII

CHANGE IN CIRCUMSTANCES
SECTION 8.1.Changed Circumstances.
(a)Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a Term SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Term SOFR for the applicable Interest Period with respect to a proposed Term SOFR Loan on or prior to the first day of such Interest Period or (ii) the Required Banks shall determine (which determination shall be conclusive and binding absent manifest error) that Term SOFR does not adequately and fairly reflect the cost to such Banks of making or maintaining such Loans during such Interest Period and, in the case of clause (ii), the Required Banks have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Banks to make Term SOFR Loans, and any right of the Borrower to convert any Loan to or continue any Loan as a Term SOFR Loan, shall be suspended (to the extent of the affected Term SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Banks) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans in the amount specified therein and (B) any outstanding affected Term SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.13.

(b)Laws Affecting Term SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Banks (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any Term SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, such Bank shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Banks (an “Illegality Notice”). Thereafter, until each affected Bank notifies the Administrative Agent and the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Banks to make Term SOFR Loans, and any right of the Borrower to convert any Loan to a Term SOFR Loan or continue any Loan as a Term SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Bank (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans to ABR Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor, if all affected Banks may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if any Bank may not lawfully continue to maintain such Term SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.13.
(c)Benchmark Replacement Setting.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 P.M. (New York City time) on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all affected Banks and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Banks comprising the Required Banks. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 8.1(c)(i) will occur prior to the applicable Benchmark Transition Start Date.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will notify the Borrower and the Banks of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 8.1(c)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 8.1(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their reasonable discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 8.1(c).
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans and (B) any outstanding affected Term SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

SECTION 8.2.Increased Cost and Reduced Return. (a) If on or after the date hereof, in the case of any Loan or any obligation to make Loans, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall:
(i) impose, modify or deem applicable any reserve (including any such requirement imposed by the Board or any similar Governmental Authority), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office);
(ii) subject any Bank to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii) impose on any Bank (or its Lending Office) any other condition affecting its Loans, its Note or its obligation to make Loans;
and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 30 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided that the Borrower shall not be obligated to compensate such Bank for any increased cost or reduction incurred more than 60 days prior to the receipt by the Borrower of the notice contemplated by subsection (c) below (except that, if the applicable event giving rise to such increased costs or reductions is retroactive, then the 60-day period referred to above shall be extended to include the period of retroactive effect thereof). The Banks acknowledge and agree that the foregoing subsection (a) creates no right to demand payment of additional amounts in respect of laws, rules and regulations, as in effect and interpreted and administered on the date hereof. For purposes of clause (ii) of this Section 8.2(a), the term “Bank” includes the Administrative Agent.
(b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy or liquidity, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy and liquidity) by an amount deemed by such Bank to be material, then from time to time, within 30 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction; provided that the Borrower shall not be obligated to compensate such Bank for any reduction incurred more than 60 days prior to the receipt by the Borrower from such Bank of the notice contemplated by subsection (c) below (except that, if the applicable event giving rise to such reductions is retroactive, then the 60-day period referred to above shall be extended to include the period of retroactive effect thereof). The Banks acknowledge and agree that the foregoing subsection (b) creates no right to demand payment of additional amounts in respect of laws, rules and regulations regarding capital adequacy as in effect and interpreted and administered on the date hereof.
(c) Each Bank will notify the Borrower and the Administrative Agent within 90 days of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 8.2 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank; provided that if a Bank shall not have so notified the Borrower within 90 days of such event, such Bank may not seek compensation for any period beginning prior to the date upon which the Borrower is notified of such event. A certificate of any Bank claiming compensation under this Section 8.2 and setting forth the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.
(d) Notwithstanding anything herein to the contrary, for purposes of paragraphs (a) and (b) of this Section 8.2, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case, pursuant to Basel III, shall be deemed to be a change in law, rule or regulation regardless of the date enacted, adopted, promulgated or issued; provided that a Bank may be compensated under paragraph (a) or (b) of this Section 8.2 for any change in law, rule or regulation described in this paragraph (d) only if such Bank requests compensation for increased costs associated with any such change in law, rule or regulation from similarly-situated borrowers under comparable credit facilities.
SECTION 8.3.Substitution of Bank. If (i) the obligation of any Bank to make Term SOFR Loans has been suspended pursuant to Section 8.1, (ii) any Bank has demanded compensation under Section 8.2, (iii) [reserved], (iv) the Borrower is obligated to pay an additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 2.15 or (v) any Bank is a Defaulting Bank, in each case, the Borrower shall have the right, with the assistance of the Administrative Agent and at the sole expense of the Borrower (except, in the case of clause (v), at the sole expense of the applicable Defaulting Bank), to seek a substitute bank or banks (which may be one or more of the Banks), mutually satisfactory to the Borrower and the Administrative Agent, to purchase the Loans and Notes (as applicable) of such Bank. The Borrower shall give reasonable advance notice to the Bank to be so substituted; provided that the failure to give such notice shall not affect the rights of the Borrower pursuant to this Section 8.3.

ARTICLE IX

MISCELLANEOUS
SECTION 9.1.Notices. (a) All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission, electronic transmission or similar writing) and shall be given to such party:
(i) in the case of any Loan Party, c/o Lennox International, 2140 Lake Park Blvd., Richardson, TX 75080, Attention: Theresa McCray, Vice President, Corporate Tax & Treasurer, email address: Theresa.McCray@Lennox.com;
(ii) in the case of the Administrative Agent from any Loan Party, to the address or addresses separately provided to the Borrower;
(iii) in the case of the Administrative Agent from the Banks, at Wells Fargo Bank, National Association, MAC D1109-019, 1525 West W.T. Harris Blvd., Charlotte, NC 28262, attention of Syndication Agency Services, at (704) 590-2706 or at agencyservices.requests@wellsfargo.com (for all communications other than funds transfers);
(iv) in the case of any Bank, at its address, electronic mail address or facsimile number set forth in its Administrative Questionnaire; or
(v) in the case of any party, such other address, electronic mail address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower.
Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section 9.1 and confirmation of receipt is received (except that, if not given during normal business hours for the recipient, shall be effective at the opening of business on the next Business Day for the recipient) and (ii) if given by any other means, when received. Notices, requests and other communications to be given to any Guarantor shall be deemed given if such notice, request or other communication has been given to the Borrower. Notices delivered through a Platform, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b) Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices pursuant to Article II if such Bank has notified the Administrative Agent that is incapable of receiving notices by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
(c) Each Bank agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Banks by posting the Borrower Materials on the

Platform. The Platform is provided “as is” and “as available”. The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. Although the Platform is secured pursuant to generally-applicable security procedures and policies implemented or modified by the Administrative Agent and its Related Parties, each of the Banks and the Borrower acknowledges and agrees that distribution of information through an electronic means is not necessarily secure in all respects, the Administrative Agent, the Arranger and their respective Related Parties (collectively, the “Agent Parties”) are not responsible for approving or vetting the representatives, designees or contacts of any Bank that are provided access to the Platform and that there may be confidentiality and other risks associated with such form of distribution. Each of the Borrower, each Bank party hereto understands and accepts such risks. In no event shall the Agent Parties have any liability to any Loan Party, any Bank or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Internet (including the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Loan Party, any Bank or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).
(d) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(e) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.
SECTION 9.2.No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
SECTION 9.3.Expenses; Indemnification; Limitation of Liabilities. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses of the

Administrative Agent, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with any waiver or consent hereunder or any amendment hereof, (ii) all fees, as described in the Fee Letter, in connection with the preparation of this Agreement and (iii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. To the extent practicable, the Administrative Agent or the applicable Bank, as the case may be, shall give the Borrower prior notice of the incurrence of any expenses described in this subsection (a); provided, however, that the failure to give such notice shall not affect the obligation of the Borrower to pay such Administrative Agent or such Bank the amount or amounts due pursuant to subsection (a) with respect to such expenses.
(b) The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Bank and the officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates of the Administrative Agent and each Bank (each, an “Indemnitee”) from and against any and all Liabilities, including the reasonable fees and disbursements of counsel, which may be incurred by any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, (ii) the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby, (iii) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees, (iv) any Loan or the use of the proceeds therefrom, (v) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (vi) any actual or prospective claim, litigation, investigation, arbitration or administrative, judicial or regulatory action or proceeding relating to any of the foregoing (whether or not such Indemnitee shall be designated a party thereto and whether or not such proceeding is brought by the Borrower or any third party) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder, including, but not limited to, the payment of principal, interest and fees; provided that no Indemnitee shall have the right to be indemnified hereunder for its own bad faith, gross negligence or willful misconduct, as determined in a final, non-appealable judgment by a court of competent jurisdiction. This Section 9.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c) To the extent permitted by applicable law, (i) no Loan Party shall assert, and each Loan Party hereby waives, any claim against the Administrative Agent, the Arranger and any Bank, and any Related Party of any of the foregoing Persons for any Liabilities arising from the use by others of information or other materials (including any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet and any Platform), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions, any Loan or the use of the proceeds thereof; provided that nothing in this Section 9.3(c) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.3(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(d) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a), (b) or (c) of this Section 9.3, each Bank severally agrees to pay to the Administrative Agent such Bank’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent. For purposes hereof, a Bank’s “pro rata share” shall be determined based upon the sum of  its share of Loans at such time (or if the Loans have been repaid in full, its share of the Loans most recently outstanding, giving effect to any assignments).
SECTION 9.4.Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan made by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan made by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans made by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans made by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section 9.4 shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than their indebtedness under the Loans. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank acquiring a participation in a Loan pursuant to the foregoing arrangements may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.
SECTION 9.5.Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by each of the Banks directly affected thereby, (a) increase the Term Loan Commitment of any Bank or subject any Bank to any additional obligation, including an extension of the Maturity Date, (b) reduce the principal of or rate of interest on any Loan or any fees hereunder, (c) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Term Loan Commitment, (d) change the percentage of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section 9.5 or any other provision of this Agreement, (e) change Sections 2.11, 2.12 or 9.4 in a manner that would alter the pro rata sharing of payments or reduction of Term Loan Commitments required thereby, without the written consent of each Bank, (f) change any of the provisions of this Section 9.5 or the definition of “Required Banks” or any other provision hereof specifying the number or percentage of Banks required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Bank, (g) change Section 2.01(h) of the Guaranty Agreement, (h) release any

Guarantor under the Guaranty Agreement, subject to the exceptions set forth in Section 2.01(h) of the Guaranty Agreement, (i) [reserved] or (j) subordinate the Obligations in right of payment to any other Indebtedness. Notwithstanding the foregoing, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement, so long as, in each case, the Banks shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Banks, a written notice from the Required Banks stating that the Required Banks object to such amendment.
SECTION 9.6.Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks, and any such assignment or transfer without such consent shall be null and void.
(b) Any Bank may at any time grant to one or more banks or other financial institutions (each a “Participant”) participating interests in any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. For the avoidance of doubt, each Bank shall be responsible for the indemnity under Section 2.15(d) with respect to any payments made by such Bank to its Participants. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (a), (b) or (c) of Section 9.5 without the consent of the Participant. Subject to Section 9.6(f), the Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII and Section 2.15 with respect to its participating interest; provided that no Participant shall be entitled to the benefit of Section 2.15 unless such Participant complies with Section 2.15(f) as if it were a Bank. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register to the Borrower or any other Person (including the identity of any Participant or any information relating to a Participant’s interest in the Loans or other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that the Loans are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c) Any Bank may at any time assign to one or more banks or other financial institutions (other than any natural person, the Borrower or any Affiliate of the Borrower) (each an “Assignee”) all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption in substantially the form of Exhibit B hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Administrative Agent, which consent, in each case, shall not be unreasonably withheld or delayed; provided that (i) the consent of the Borrower and the Administrative Agent shall not be required if an Assignee is another Bank or an Affiliate of such transferor Bank or an Approved Fund and such Assignee delivers any forms, confirmations and certifications referenced in the last sentence of this Section 9.6(c), (ii) [reserved], (iii) [reserved] and (iv) the consent of the Borrower shall not be required if an assignment is made during the existence of any Event of Default under Section 6.1; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Loan as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent (but shall continue to be entitled to the benefits of Sections 2.15, 8.2 and 9.3), and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of US$3,500. The Assignee shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any taxes in accordance with Section 2.15. In addition, the Borrower is entitled to withhold consent to such assignment if the Assignee is unable to deliver any forms or confirmations required by Section 2.15(f), including, without limiting the generality of the foregoing, two duly completed copies of IRS Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (or a successor form), as applicable, certifying that if payments under this Agreement and the Notes were paid to such Assignee by the Borrower, such Assignee would be entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States tax.
(d) Assignments shall be subject to the following additional conditions: (i) except in the case of an assignment to a Bank, an Affiliate of a Bank or an Approved Fund or any assignment of the entire remaining amount of the assigning Bank’s Loans, the amount of the Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000, unless the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Section 6.1 has occurred and is continuing and (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations under this Agreement.
(e) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Loans and, if applicable, Note to a Federal Reserve Bank (or similar Governmental Authority having jurisdiction over such Bank). No such assignment shall release the transferor Bank from its obligations hereunder.
(f) No Assignee of any Bank’s rights shall be entitled to receive any greater payment under Section 2.15 or Section 8.2 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the prior written consent of the Borrower or by reason of the provisions of Section 8.1 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist. No Participant shall be entitled to receive any greater payment under Section 2.15, Section 8.2 or any other provision hereof than such Bank would have been entitled to receive with respect to such participation sold to such Participant, unless the sale of such participation to such Participant is made with the prior written consent of the Borrower.
(g) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Lending Office a copy of each Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Banks and the principal amount of the Loan owing to each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Banks may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Bank (with respect to any entry relating to such Bank’s Loans) at any reasonable time and from time to time upon reasonable prior notice.
(h) Notwithstanding the foregoing, no assignment under this Section 9.6 shall be made to a Defaulting Bank, natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person), the Borrower or any of the Borrower’s Affiliates.
(i) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

SECTION 9.7.Collateral. Each of the Banks represents to the Administrative Agent and the other Banks that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.
SECTION 9.8.Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Loan Party hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, including any claims brought against the Administrative Agent or any of its Related Parties.
Each Loan Party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Administrative Agent or any Bank may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower, any other Loan Party or its properties in the courts of any jurisdiction or (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106 and 4-A-105(1)(b).
SECTION 9.9.Counterparts; Integration; Execution. (a) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Bank, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Loan Party hereby (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Banks and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent and each of the Banks may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Indemnitee for any Liabilities arising solely from the Administrative Agent’s and/or any Bank’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION 9.10.Confidentiality. Each of the Administrative Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or under any other Loan Document, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.10, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative or insurance transaction relating to the

Borrower and its obligations, (g) on a confidential basis to (x) any rating agency in connection with rating the Borrower or its subsidiaries or the credit facilities provided for herein or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.10 or (y) becomes available to the Administrative Agent or any Bank on a non-confidential basis from a source other than the Borrower. For the purposes of this Section 9.10, “Information” means all information received from any Loan Party relating to any Loan Party, other than any such information that is available to the Administrative Agent or any Bank on a non-confidential basis prior to disclosure by the applicable Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section 9.10 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers, including league table providers, to the Administrative Agent and the Bank in connection with the administration of this Agreement, the other Loan Documents and the Term Loan Commitments.
For the avoidance of doubt, nothing in this Section 9.10 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.10 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
EACH BANK ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.10 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON- PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS AFFILIATES, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH BANK REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON- PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.11.No Fiduciary Duty. The Administrative Agent, each Bank and their Affiliates (collectively, solely for purposes of this paragraph, the “Banks”), may have economic interests that conflict with those of the Loan Parties. Each Loan Party agrees that neither the Loan Documents nor any transactions contemplated by the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Banks and the Loan Parties, their stockholders or their Affiliates. Each Loan Party acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Banks, on the one hand, and the Loan Parties, on the other, (ii) in connection with any transactions contemplated by the Loan Documents and with the process leading to such transaction, each of the Banks is acting solely as a principal and not the agent or fiduciary of any Loan Party or its management, stockholders, creditors or any other Person, (iii) no Bank has assumed an advisory or fiduciary responsibility in favor of any Loan Party with respect to any transactions contemplated by the Loan Documents or the process leading thereto (irrespective of whether any Bank or any of its Affiliates has advised or is currently advising such Loan Party on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (iv) each Loan Party has consulted its own legal and financial advisors to the extent such Loan Party deemed appropriate. Each Loan Party further acknowledges and agrees that it is responsible for making its own independent judgments with respect to any transactions contemplated by the Loan Documents and the process leading thereto. Each Loan Party agrees that it will not claim that any Bank has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with any transactions contemplated by the Loan Documents or the process leading thereto.
SECTION 9.12.Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including the Borrower) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be determined in accordance with normal banking procedures in the relevant jurisdiction of the first currency and shall be calculated at approximately 10:00 A.M. (New York City time) or as close to such time as is reasonably practicable on the Business Day immediately preceding the day on which final judgment is given.
(b) The obligations of each Loan Party in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, each Loan Party agrees, as applicable, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of each Loan Party contained in this Section 9.12 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder. Furthermore, if the amount of the Agreement Currency purchased as described above is more than the sum originally due to the Applicable Creditor in the Agreement Currency, then such Applicable Creditor shall remit such excess to the applicable Loan Party.

SECTION 9.13.WAIVER OF JURY TRIAL. EACH LOAN PARTY, EACH AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 9.14.Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.15.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.16.[Reserved].
SECTION 9.17.USA PATRIOT Act Notice. Each Bank hereby notifies each Loan Party that, pursuant to the requirements of bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the names and addresses of each Loan Party and other information that will allow such Bank to identify each Loan Party in accordance with the Patriot Act.
SECTION 9.18.Survival. The provisions of Sections 2.13, 2.15, 2.21(b), 8.2 and 9.3 and Article VII (other than Section 7.9) shall survive and remain in full force and effect regardless of the repayment of the Loans, the expiration or termination of the Term Loan Commitments, the termination of this Agreement or any provision hereof or whether extensions of credit are made hereunder.
SECTION 9.19.Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties to any such Loan Document, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 9.20.Acknowledgment Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).
(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Remainder of page intentionally left blank.]

LENNOX INTERNATIONAL INC.

By: /s/ Theresa McCray_____________
Name: Theresa McCray
Title: Vice President, Corporate Tax and Treasurer

[Signature Page to the Term Credit Agreement of Lennox International Inc.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Bank:

By: /s/ Jason Ford        _________
Name: Jason Ford
Title: Executive Director

[Signature Page to the Term Credit Agreement of Lennox International Inc.]

JPMorgan Chase Bank, N.A.

By: /s/ Jackie Castillo_________
Name: Jackie Castillo
Title: Vice President

[Signature Page to the Term Credit Agreement of Lennox International Inc.]

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Alexander Jodry_____________
Name: Alexander Jodry
Title: Vice President

[Signature Page to the Term Credit Agreement of Lennox International Inc.]

TRUIST BANK

By: /s/ Vicount P. Cornwall______
Name: Vicount P. Cornwall
Title: Director

[Signature Page to the Term Credit Agreement of Lennox International Inc.]

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Oshin Vartanian____________
Name: Oshin Vartanian
Title: Vice President

[Signature Page to the Term Credit Agreement of Lennox International Inc.]

Regions Bank

By: /s/ Ryan Garrey_________
Name: Ryan Garrey
Title: Vice President

[Signature Page to the Term Credit Agreement of Lennox International Inc.]

SCHEDULE 1.1
TERM LOAN COMMITMENTS
[Omitted]

SCHEDULE 5.8
EXISTING INDEBTEDNESS
[Omitted]

SCHEDULE 5.9
EXISTING LIENS
[Omitted]

EXHIBIT A

Form of Note

[Omitted]

EXHIBIT B

Form of Assignment and Assumption

[Omitted]

EXHIBIT C-1

Form of Notice of Borrowing

[Omitted]

EXHIBIT C-2

Form of Notice of Prepayment

[Omitted]

EXHIBIT C-3

Form of Notice of Conversion/Continuation

[Omitted]

EXHIBIT D-1

Form of U.S. Tax Compliance Certificate (For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)

[Omitted]

EXHIBIT D-2

Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

[Omitted]

EXHIBIT D-3

Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

[Omitted]

EXHIBIT D-4

Form of U.S. Tax Compliance Certificate (For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)

[Omitted]